UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On April 21, 2026, Core Scientific, Inc. (the “Company”) announced a proposed offering of $3.3 billion aggregate principal amount of senior secured notes due 2031 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be issued by Core Scientific Finance I LLC (the “Issuer”), an indirect subsidiary of the Company, and will be guaranteed by each of Core Scientific Austin LLC, Core Scientific Denton LLC, Core Scientific Dalton LLC, Core Scientific Marble LLC and Core Scientific Muskogee LLC, which collectively represent the Issuer’s only subsidiaries (the “Subsidiary Guarantors”). The Company is not issuing any securities in connection with the Offering, nor is the Company guaranteeing the Notes proposed to be issued by the Issuer in the Offering.

The Issuer intends to use a substantial portion of the net proceeds from the Offering to pay a distribution to the Company, which the Company intends to use in part to repay in full its outstanding delayed draw term loans, including accrued interest thereon and fees and expenses in connection therewith, under that certain Delayed-Draw Bridge Credit Agreement, dated as of March 4, 2026 (as amended by Amendment No. 1 to Delayed-Draw Bridge Credit Agreement, dated as of March 18, 2026), by and among the Company, as borrower, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

On April 21, 2026, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company is herein furnishing certain supplemental information included in Exhibit 99.2 hereto and incorporated herein by reference that is being provided to potential investors in connection with the Offering.

The information contained in this Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filings.

Special Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated terms of the Notes being offered, the completion, timing and size of the Offering and the intended use of the net proceeds from the Offering. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in “Part I. Item 1A.—Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 21, 2026, announcing proposed offering of senior secured notes.

99.2	Supplemental Information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORE SCIENTIFIC, INC.

Dated: April 21, 2026

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer